                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                RUSH ENTERPRISES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             RUSH ENTERPRISES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rush Enterprises, Inc. (the "Company") will be held on Wednesday, May 20, 1998, at 10:00 a.m., C.S.T., at the Plaza Club, Frost National Bank Building, 100 West Houston St., 21st Floor, San Antonio, Texas 78205, for the following purposes:

                 (1) to elect six (6) directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified;

                 (2) to consider and act upon a proposal to approve the Company's Long Term Incentive Plan;

                 (3) a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998; and

                 (4) to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

         Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

         The Board of Directors of the Company has fixed the close of business on March 26, 1998, as the record date for determining shareholders entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any shareholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                         By Order of the Board of Directors,



                                         ROBIN M. RUSH
                                         Corporate Secretary



San Antonio, Texas
April 13, 1998

                           -------------------------


                                   IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.
EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             RUSH ENTERPRISES, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 20, 1998


GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy are furnished to the shareholders of Rush Enterprises, Inc., a Texas corporation (the "Company" or "Rush"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting") to be held on May 20, 1998, at 10:00 a.m., C.S.T., at the Plaza Club, Frost National Bank Building, 100 West Houston St., 21st Floor, San Antonio, Texas 78205, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Properly executed proxies received in time for the Meeting will be voted.

         The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $.01 par value (the "Common Stock"). At the close of business on March 26, 1998 (the "Record Date"), there were outstanding and entitled to vote 6,643,730 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Articles of Incorporation do not permit cumulative voting in the election of directors.

         The Annual Report to Shareholders for the year ended December 31, 1997, has been or is being furnished with this Proxy Statement, which is being mailed on or about April 13, 1998, to the holders of record of Common Stock on the Record Date. The Annual Report to Shareholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Meeting will be voted. Shareholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the six nominees for director named herein and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Shareholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 8810 I.H. 10 East, San Antonio, Texas 78219 and the Company's mailing address is P.O. Box 34630, San Antonio, Texas 78265-4630.

         The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors, and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the Company's Long Term Incentive Plan, for the ratification of the appointment of Arthur Andersen LLP and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth as of March 26, 1998, certain information with respect to the Company's Common Stock beneficially owned by each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each of its directors, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                                             AMOUNT AND NATURE
                                                                               OF BENEFICIAL
         NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                 OWNERSHIP          PERCENT(2)
         ----------------------------------------                               ---------           ----------
     W. Marvin Rush . . . . . . . . . . . . . . . . . . . . . .                 3,750,000             56.0%
     Royce & Associates, Inc.(3)  . . . . . . . . . . . . . . .                   528,600              8.0%
     The Kaufman Fund, Inc.(4)  . . . . . . . . . . . . . . . .                   490,000              7.4%
     The TCW Group, Inc.(5) . . . . . . . . . . . . . . . . . .                   358,150              5.4%
     W. M. "Rusty" Rush . . . . . . . . . . . . . . . . . . . .                     3,041               *
     Robin M. Rush  . . . . . . . . . . . . . . . . . . . . . .                       833               *
     David C. Orf . . . . . . . . . . . . . . . . . . . . . . .                     3,000               *
     Brent Hughes . . . . . . . . . . . . . . . . . . . . . . .                     2,926               *
     Daryl J. Gorup . . . . . . . . . . . . . . . . . . . . . .                     1,272               *
     Joseph M. Dunn(6)  . . . . . . . . . . . . . . . . . . . .                    10,100               *
     Ronald J. Krause(6)  . . . . . . . . . . . . . . . . . . .                    16,000               *
     John D. Rock(6)  . . . . . . . . . . . . . . . . . . . . .                    11,000               *
     All executive officers and directors as a group
        (sixteen persons, including the executive officers
        and directors listed above) . . . . . . . . . . . . . .                 3,805,301            57.0%


---------------
*        Represents less than 1% of the issued and outstanding shares of Common
         Stock.
(1) Except as otherwise noted, the street address of the named beneficial owner is 8810 I.H. 10 East, San Antonio, Texas 78219.
(2) Based on a total of 6,643,730 shares of Common Stock issued and outstanding on March 26, 1998.
(3) The address for Royce & Associates, Inc. is 1414 Avenue of the Americas, New York, New York, 10019.
(4) The address of The Kaufman Fund, Inc. is 140 East 45th Street, 43rd Floor, New York, New York 10017.
(5) The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017.
(6) Includes 10,000 shares issuable upon the exercise of options granted pursuant to the Company's 1997 Non-Employee Director Stock Option Plan.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

         Six directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.

                                    Nominees

                                                                                             Served as a
        Name                         Age  Positions and Offices with the Company             Director Since
        ----                         ---  --------------------------------------             --------------
        W. Marvin Rush                59  Chairman of the Board,                             1965
                                          Chief Executive Officer and Director

        W. M. "Rusty" Rush            39  President and Director                             1996

        Robin M. Rush                 39  Executive Vice President,                          1996
                                          Secretary, Treasurer and Director

        Ronald J. Krause              70  Director                                           1996

        John D. Rock                  62  Director                                           1997


        Joseph M. Dunn                71  Director                                           1996


         Biographical information on the nominees is set forth below under "Further Information -- Board of Directors and Executive Officers."

         It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

         The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a shareholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established two standing committees: Audit and Compensation.

         The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee consists of three non-employee directors: Joseph
M.  Dunn, Ronald J. Krause and John D. Rock.

         The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and administers the Company's Long-Term Incentive Plan (the "Incentive Plan"). The Compensation Committee consists of three non-employee directors:
Joseph M. Dunn, Ronald J. Krause and John D. Rock.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1997, the Board of Directors met six times and took action by unanimous written consent on three occasions. The Compensation Committee met three times during 1997 and the Audit Committee met once during 1997. Each of the directors of the Company attended at 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

         In 1997, the Company adopted and the shareholders approved the 1997 Non-Employee Director Stock Option Plan (the "NEDSOP"). Pursuant to the NEDSOP, the following options are automatically granted to non-employee directors: (i) as to each person serving as a non-employee director at the time of adoption of the NEDSOP, an option to acquire 10,000 shares as of the adoption of the NEDSOP and (ii) as to each person who is elected or re-elected as a non-employee director after the date of adoption of the NEDSOP, an option to purchase 10,000 shares as of the date such director is elected or re-elected as a director of the Company, if such election takes place at an annual meeting of shareholders, or 10,000 shares as of the date of the first annual meeting of shareholders subsequent to such director's election, if such election does not occur at an annual meeting of shareholders. The aggregate number of shares with respect to which options may be granted under the NEDSOP shall not, in any event, exceed 100,000 shares. Each option is granted at the closing price of the Common Stock as reported by The Nasdaq Stock Market on the date of grant and fully vests on the date of grant.

         For fiscal 1997, each non-employee member of the Board of Directors received options pursuant to the terms of the NEDSOP, $1,000 per day in which a director renders services on behalf of the Company and reimbursement for travel expenses to and from the meetings.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
             OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS


PROPOSAL 2:      PROPOSAL TO APPROVE THE COMPANY'S LONG-TERM INCENTIVE PLAN

         On April 1, 1996, the Board of Directors of the Company adopted and the sole shareholder approved the Rush Enterprises, Inc. Long-Term Incentive Plan (the "Incentive Plan"). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") requires that, in order to deduct compensation paid to the Company's executives pursuant to the Incentive Plan, the Incentive Plan must be approved by the Company's shareholders within three years subsequent to the Company's initial public offering of shares of its Common Stock in June 1996. Accordingly, the Company is submitting this Proposal to approve the Incentive Plan to the shareholders. On February 28, 1998, the Board of Directors amended the Incentive Plan by increasing the number of shares of Common Stock available for issuance under the Incentive Plan to 650,000. A complete copy of the Incentive Plan is attached hereto as Exhibit
A. The following description of the Incentive Plan is qualified in its entirety by reference to Exhibit A, which is hereby incorporated herein by reference as if fully set forth herein.

         The Incentive Plan is intended to advance the best interests of the Company, its subsidiaries and its stockholders by attracting, retaining and motivating key employees. The Incentive Plan provides for the grant of stock options (which may be non-qualified stock options or incentive stock options for tax purposes), stock appreciation rights issued independent of or in tandem with such options ("SARs"), restricted stock awards and performance awards to certain key employees of the Company and its subsidiaries, thereby increasing the personal stake of such key employees in the continued success and growth of the Company. All employees of the Company and its subsidiaries, which currently number 983, are eligible to participate in the Incentive Plan.

         The Incentive Plan will be administered by the Compensation Committee or other designated committee of the Board (the "Committee"), which consists solely of two or more non-employee directors of the Company who are disinterested within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will have broad authority to interpret and administer the Incentive Plan, including the power to grant and modify awards and the power to limit or eliminate its discretion as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law, rule or regulation. The Committee will also have broad authority to accelerate the vesting of an award or the time at which any award is exercisable or to waive any condition or restriction on the vesting, exercise or receipt of any award. The Board may at any time amend, suspend, discontinue or terminate the Incentive Plan without stockholder approval or approval of participants, subject to certain limitations.

         Initially, 500,000 shares of Common Stock were available for issuance under the Incentive Plan. The Board of Directors increased such number of shares to 650,000 on February 28, 1998. In addition, as of January 1 of each year the Incentive Plan is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the Incentive Plan, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the preceding year, the number of shares available will be increased by an amount such that the total number of shares available for issuance under the Incentive Plan equals 5% of the total number of shares of Common Stock outstanding, not including any shares issued under the Incentive Plan. Lapsed, forfeited or canceled awards will not count against these limits. Cash exercises of SARs and cash settlement of other awards will also not be counted against these limits but the total number of SARs and other awards settled in cash shall not exceed the total number of shares authorized for issuance under the Incentive Plan (without reduction for issuances).

         The aggregate number of shares of Common Stock subject to stock options or SARs that may be granted to any one participant in any one year under the Incentive Plan shall be 100,000 (subject to certain adjustment provisions relating to changes in capitalization). The aggregate number of shares of Common Stock that may be granted to any one participant in any one year in respect of restricted stock shall be 100,000 (subject to certain adjustment provisions relating to changes in capitalization). The aggregate number of shares of Common Stock that may be received by any one participant in any one year in respect of a performance award shall be 100,000 (subject to certain adjustment provisions relating to changes in capitalization) and the aggregate amount of cash that may be received by any one participant in any one year in respect to a performance award shall be $500,000.

         Stock Options

         The Committee is authorized to determine the terms and conditions of all option grants, which may be of incentive stock options subject to the limits of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The aggregate number of shares of Common Stock that are available for incentive stock options granted under the Incentive Plan is 650,000 (subject to certain adjustment provisions relating to changes in capitalization). Stock options may be awarded subject to time, performance or other vesting limitations imposed by the Committee. The term of an incentive stock option shall not exceed ten years from date of grant. The exercise price of an option shall be determined by the Committee upon the option grant, provided that the exercise price of incentive stock options shall be no less than the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in a manner specified by the Committee (which may include payment in cash, Common Stock, a combination thereof, or by "cashless exercise").

         Stock Appreciation Rights

         The Committee is authorized to grant SARs independent of or in tandem with options under the Incentive Plan. The terms, conditions and exercise price of SARs granted independent of options under the Incentive Plan will be determined by the Committee on the date of grant. A tandem SAR can be exercised only to the extent the option with respect to which it is granted is then exercisable and is subject to the same terms and conditions as the option to which it is related. An option related to a tandem SAR will terminate automatically upon exercise of the tandem SAR. Similarly, when an option is exercised, the tandem SARs relating to the shares covered by such option exercise shall terminate. Any tandem SAR which is outstanding on the last day of the term of the related option will be automatically exercised on such date for cash.

         Upon exercise of an SAR, the holder will be entitled to receive, for the number of shares referenced by the SAR, an amount per share (the "appreciation") equal to the difference between the base price per share (which shall be the exercise price per share of the related option in the case of a tandem SAR) and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the SAR. The appreciation will be payable in cash, Common Stock or a combination of both at the discretion of the Committee.

         Restricted Stock

         The Committee is authorized to award restricted stock under the Incentive Plan subject to such terms and conditions as the Committee may determine consistent with the Incentive Plan. The Committee has the authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock and the date or dates on which the restricted stock will vest. The number of shares and vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company or its subsidiaries or upon the attainment of specified performance objectives based on increases in share prices, operating income, net income or cash flow thresholds, return on common equity or any combination of the foregoing.

         Stock certificates representing the restricted stock granted to an eligible employee will be registered in the employee's name. The Committee will determine whether an employee will have the right to vote and/or receive dividends on the restricted stock before it vests. No share of restricted stock may be sold, transferred, assigned or pledged by the employee until such share has vested in accordance with the terms of the restricted stock award. Except as otherwise specified in the grant of a restricted stock award, in the event of an employee's termination of employment before all his or her restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock that have not vested will be forfeited and any purchase price paid by the employee will be returned to the employee. At the time the restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the employee's estate, in the event of the employee's death), free of all restrictions.

         Performance Awards

         The Committee is authorized to grant performance awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee. An employee to whom a performance award is granted will be given achievement objectives to be reached over a specified period of time, the "performance period." A minimum level of acceptable achievement will also be established. Achievement objectives may be described either in terms of Company-wide performance or in terms that are related to the performance of the employee or of the division, subsidiary, department or function within the Company in which the employee is employed. The Committee has the authority to determine the size of the award, frequency of awards, the date or dates when awards vest, the performance periods and the specific performance objectives to be achieved in order to receive the award. Performance objectives, however, will be based on increases in share prices, operating income, net income or cash flow thresholds, return on common equity or any combination of the foregoing.

         If at the end of the performance period the specified objectives have been fully attained, the employee will be deemed to have fully earned the performance award. If such objectives have been partially attained, the employee will be deemed to have partly earned the performance award and will become entitled to receive a portion of the total award, as determined by the Committee. If the required minimum level of achievement has not been met, the employee will not be entitled to any part of the performance award. If a performance award is granted after the start of a performance period, the award will be reduced to reflect the portion of the performance period during which the award was in effect.

         An employee (or the employee's estate, as the case may be) who, by reason of death, disability or retirement, terminates employment before the end of the performance period will be entitled to receive, to the extent earned, a portion of the award which is proportional to the portion of the performance period during which the employee was employed. An employee who terminates employment for any other reason will not be entitled to any part of the award unless the Committee determines otherwise; however, the Committee may in no event pay the employee more than that portion of the award which is proportional to his or her period of actual service.

         Federal Income Tax Consequences

         Incentive Stock Options. The grant of incentive stock options under the Incentive Plan to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his or her employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long term capital gain or loss on the sale.

         An employee who disposes of his or her incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over
(b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

         The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his or her incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

         Non-Qualified Stock Options. The grant of non-qualified stock options under the Incentive Plan will not result in the recognition of any taxable income by the employee. An employee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the difference between
(i) the fair market value on the date the shares were acquired and (ii) the exercise price. The tax basis of these shares for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-qualified stock option is subject to federal and state income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the employee on the exercise of a non-qualified stock option.

         Stock Appreciation Rights. Stock Appreciation Rights granted under the Incentive Plan do not result in taxable income to the employee at that time. The issuance of shares of Common Stock or the payment of cash, without other payment by the recipient, will be treated as additional compensation for services to the Company. The employee will recognize taxable income equal to cash received or the fair market value of the shares on the date of receipt, which becomes the tax basis in a subsequent sale. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the employee.

         Restricted Stock Grants. Restricted stock granted under the Incentive Plan generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. Restricted Stock Grants involve the issuance of stock to an employee subject to specified restrictions as to sale or transferability of the stock and/or subject to a substantial risk of forfeiture. On the date the restrictions lapse, or the performance goals are met, and the stock becomes transferable or not subject to a substantial risk of forfeiture, whichever is applicable, the recipient recognizes ordinary income equal to the excess of the fair market value of the stock on that date over the purchase price paid for the stock, if any. The employee's tax basis for the stock includes the amount paid for the stock, if any, and the income recognized. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to the income recognized by the employee.

         Performance Awards. Performance awards involve the issuance of shares of stock, cash or a combination of both, without any payment, as compensation for services to the Company only after satisfaction of specified performance goals established by the Committee and certification by the Committee, prior to payment, that the goals have been satisfied. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to and in the year income is recognized by the employee. See following discussion of "performance based" compensation.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
               TO APPROVE THE COMPANY'S LONG-TERM INCENTIVE PLAN


PROPOSAL 3:      RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 1998. Although shareholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for the fiscal years ended December 31, 1996 and 1997, and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

         Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         Assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
          OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

                              FURTHER INFORMATION

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR BOARD OF DIRECTORS

         Set forth below is information with respect to each director, executive officer and nominees for directors of the Company as of March 26, 1998. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.

   Name                                                    Age                          Position
   ----                                                   -----   ----------------------------------------------------
   W. Marvin Rush . . . . . . . . . . . . . . . . . .      59     Chairman of the Board, Chief Executive Officer and Director
   W. M. "Rusty" Rush  . . . . . . . . . . . . . . . .     39     President and Director
   Robin M. Rush . . . . . . . . . . . . . . . . . . .     39     Executive Vice President, Secretary, Treasurer and Director
   David C. Orf  . . . . . . . . . . . . . . . . . . .     48     Senior Vice President -- Sales and Marketing
   Daryl J. Gorup  . . . . . . . . . . . . . . . . .  .    49     Senior Vice President -- Dealership Operations
   Martin A. Naegelin, Jr. . . . . . . . . . . . . . .     34     Vice President -- Chief Financial Officer
   Louis Liles . . . . . . . . . . . . . . . . . . . .     55     Vice President -- Corporate Administration
   Brent Hughes  . . . . . . . . . . . . . . . . . . .     55     Senior Vice President -- Financial Services
   J. M. "Spike" Lowe  . . . . . . . . . . . . . . . .     54     Vice President -- Corporate Development
   Ralph West  . . . . . . . . . . . . . . . . . . . .     51     Vice President -- Leasing and Rental Operations
   Ernie Bendele . . . . . . . . . . . . . . . . . . .     54     Vice President -- Used Trucks
   John Hiltabiddle  . . . . . . . . . . . . . . . . .     53     Controller
   Joseph M . Dunn . . . . . . . . . . . . . . . . . .     71     Director(1)(2)
   Ronald J. Krause  . . . . . . . . . . . . . . . . .     70     Director(1)(2)
   John D. Rock  . . . . . . . . . . . . . . . . . . .     62     Director(1)(2)

______________

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.

         W. MARVIN RUSH founded the Company in 1965. He served as President from inception until November 1995, and has served as Chairman of the Board and Chief Executive Officer since November 1995. He also served on the Peterbilt dealer council from 1984-1987 and was elected its Chairman in 1987. He was also active on the PacLease Executive Committee from 1989-1992 and was Chairman in 1992. Other honors include the Peterbilt Dealer of the Year in 1986, 1987 and 1988, as well as the Midranger Dealer of the Year in 1989. His highest Peterbilt honor was being named North American Peterbilt Dealer of the Year for the 1993-1994 year. Mr. Rush also serves as a director of TexStar National Bank.

         W. M. "RUSTY" RUSH served as Vice President and Executive Vice President of the Company from 1990 until November 1995 and has served as President of the Company since November 1995. For the past several years he has overseen the sales and finance departments. He is responsible for the total operations of the Company in Texas, California and Louisiana.

         ROBIN M. RUSH has been with the Company since 1991, and served as Vice President and general manager of the Company from 1993 until November 1995.
Mr. Rush has served as Secretary and Treasurer of the Company since October 1995 and as Executive Vice President of the Company since November 1995. He is presently the general manager of the San Antonio Peterbilt dealership. In addition, he oversees the administrative department of the Company which includes Human Resources, Environmental and Corporate Development.

         DAVID C. ORF has served as Vice President of Sales and Marketing of the Company since 1993 and in October 1996 Mr. Orf was promoted to Senior Vice President of Sales and Marketing. Mr. Orf was the general manager of the Company's Houston, Texas facilities until January 1996. Prior to joining the Company, Mr. Orf served as the Southeast region manager of Peterbilt Motors Company, a division of PACCAR.

         DARYL J. GORUP has served as Senior Vice President of Dealership Operations of the Company since January 1997. Prior to joining the Company, Mr. Gorup had served for 15 years in various executive positions with Peterbilt Motors Company, including General Sales Manager.

         MARTIN A. NAEGELIN, JR. has served as Vice President and Chief Financial Officer since January 1997. Prior to joining the Company, Mr. Naegelin served as Vice President of Investor Relations and Corporate Development of Norwood Promotional Products, Inc. Mr. Naegelin had seven years of public accounting experience prior to joining Norwood in 1993.

         LOUIS LILES has been with the Company since December 1995 and has served as vice president of the Company since September 1997. Prior to joining the Company, Mr. Liles was employed for 17 years, most recently serving as the Senior Vice President of Operations, by Kerr Consolidated, Inc., which operated two Peterbilt dealerships and was acquired by the Company in December 1995. In his current capacity, Mr. Liles is responsible for the corporate administration function, which includes Human Resources and Legal Liaison.

         BRENT HUGHES served as Vice President of Financial Services since 1993 and in September 1997 Mr. Hughes was promoted to Senior Vice President. He is in charge of all secured lending in Oklahoma and Texas and supervises California financing. Mr. Hughes was with Associates Commercial Corporation for 22 years, was Branch Manager in New York City, and later in San Antonio, and was Senior Vice President of the Western Region when he left to join the Company in 1992.

         J. M. "SPIKE" LOWE has been with the Company since 1968, and has served as a Vice President of the Company since 1994. Currently he is responsible for acquisitions and all open account and unsecured lending for the Company.

         ERNIE BENDELE has been with the Company since 1984 and has served as a Vice President of the Company since October 1996. Mr. Bendele is responsible for procurement, inventory control and marketing of used trucks nationwide.

         RALPH WEST has been with the Company since 1994 and has served as a Vice President of the Company responsible for all leasing and rental operations since that time. Prior to joining the Company, Mr. West had been with Ryder Truck Rentals. During his 28 years at Ryder Truck Rentals, Mr. West served in various executive positions, with the last 14 years as Vice President.

         JOHN HILTABIDDLE, CPA has served as the Controller of the Company since December 1993. Mr. Hiltabiddle served as the Controller of two large automobile dealerships from 1989 until December 1993, and from 1984 until 1989, respectively. Mr. Hiltabiddle had 12 years of public accounting experience prior to joining the automobile dealership in 1984.

         JOSEPH M. DUNN has served as a director of the Company since June 1996. Mr. Dunn has over 30 years of experience in the heavy-duty truck sales industry. Mr. Dunn joined PACCAR in 1964, and served as President and as a member of the Board of Directors of PACCAR from 1987 until his retirement in January 1992. Mr. Dunn is currently a director of SeaFirst Corporation and Seattle First National Bank and was a member of Western Highway Institute as Vice President at Large, Western Region.

         RONALD J. KRAUSE has served as a director of the Company since June 1996. Mr. Krause served as President of Associates Commercial Corporation from 1976 until 1981 and President and Chief Operating Officer of Associates Corporation of North America from 1981 until 1989. Mr. Krause also was Vice Chairman of the Board of Directors of Associates of North America from 1988 until his retirement in 1989.

         JOHN D. ROCK has served as a director of the Company since April 1997. Mr. Rock served as a Vice President of General Motors Corporation from 1991 until his retirement from General Motors Corporation after over 36 years of service. While at General Motors Corporation, Mr. Rock held various executive positions in sales, service and marketing. Mr. Rock has also served as a member of the Board of Directors of Volvo - GM Heavy Truck Corporation.

         W. M. "Rusty" Rush and Robin M. Rush are brothers and the sons of W. Marvin Rush. There are no other family relationships among the executive officers and directors of the Company.

         All directors of the Company hold office until the next annual meeting of shareholders and the election and qualification of their successors. Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his or her successor is appointed or until his or her earlier resignation or removal in accordance with applicable law.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and granting stock options and other stock-based compensation under the Company's 1996 Long-Term Incentive Plan (the "Incentive Plan").

         Overall Objectives of the Executive Compensation Program

         The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long- term financial interests of executives with those of the Company and its shareholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under the Incentive Plan.

         In 1997, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary and bonus for each of such executives.

         Base Salary Program

         It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Subsequent to the Company's initial public offering in June 1996, W. Marvin Rush's annual base salary was increased from $263,860 to $525,000 to more accurately reflect the compensation of chief executive officers of comparable publicly traded companies. In 1997, W. Marvin Rush received a base salary of $538,500.

         Annual Incentive

         Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that
specific formulae restrict flexibility.   W. Marvin Rush received a $230,000
bonus from the Company for services performed on behalf of the Company during 1997. During 1997, the Company gave each of its executive officers the option to convert up to 15% of his 1996 annual incentive bonus into stock options of the Company at $2.00 per option share, exercisable at the fair market value of the Common Stock on the date of grant.

         Long-Term Incentive Plan

         The Company adopted its Incentive Plan in 1996 which permits the Company to make grants of stock options, restricted stock, performance shares and other awards to employees as part of the Company's overall incentive compensation program. For a description of the Incentive Plan, see "Proposal No. 2: Proposal to Approve the Company's Long-Term Incentive Plan" on page four of this Proxy Statement. The Incentive Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of shareholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the employee's position in the Company and responsibility level. In 1997, W. Marvin Rush was granted an option for 18,750 shares under the Incentive Plan.

         Section 162(m)

         Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, and assuming Proposal No. 2 contained herein is approved by the Company's shareholders at the Annual Meeting, the Company believes that compensation relating to options granted under the Incentive Plan should be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's shareholders. The Committee, however, intends to take into account the potential application of
Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

         Conclusion

         The Compensation Committee believes these executive compensation policies serve the interests of the shareholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                 Joseph M. Dunn
                                Ronald J. Krause
                                  John D. Rock

EXECUTIVE COMPENSATION

         The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1995, 1996 and 1997, by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 1997 (the "named executive officers").


                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                       ANNUAL COMPENSATION                    AWARDS
                                           -------------------------------------------   ---------------
                                                                                           SECURITIES
                                  FISCAL                               OTHER ANNUAL        UNDERLYING         All Other
 NAME AND PRINCIPAL POSITION       YEAR       SALARY        BONUS     COMPENSATION(1)      OPTIONS (#)      Compensation(2)
 -----------------------------   -------   ---------     ----------   ---------------    ---------------    ---------------
 W. Marvin Rush  . . . . . .       1997    $538,500(3)     230,000        $14,448             18,750             $2,375
  Chairman of the Board and        1996    $416,192(4)    $212,500        $18,365               --               $2,375
  Chief Executive Officer          1995      $236,860        --           $20,278               --               $2,310

 W. M. "Rusty" Rush  . . . .       1997      $161,375     $130,000         $7,000             10,957             $2,375
  President                        1996      $143,200     $123,086           --               3,041              $2,375
                                   1995      $65,900      $150,000         $3,525               --               $2,044

 Daryl J. Gorup  . . . . . .       1997    $170,500(5)     $75,000           --                 --                   --
   Senior Vice President           1996         --           --              --                 --                   --
                                   1995         --           --              --                 --                   --

 David C. Orf  . . . . . . .       1997      $137,750     $125,000           --               10,957             $2,375
  Senior Vice President            1996      $125,850     $123,086           --               3,284              $2,375
                                   1995      $91,200       $62,000           --                 --               $2,310

 Brent Hughes  . . . . . . .       1997      $136,825      $95,000           --               7,933              $2,375
  Senior Vice President            1996      $131,400      $89,134           --               1,926              $2,375
                                   1995      $131,400      $95,000           --                 --               $2,310

-----------------
(1) Consists of personal use of the Company's corporate aircraft paid for by the Company and vehicle allowance.
(2)      Consists of matching contributions to the Company's 401(k) plan.
(3) Of such amount, $84,000 represents amounts paid with respect to salary and benefits of employees of the Company performing personal services exclusively for Mr. Rush.
(4) Of such amount, $62,174 represents amounts paid with respect to salary and benefits of employees of the Company performing personal services exclusively for Mr. Rush.
(5) Mr. Gorup was entitled to receive $210,000 from Paccar, his previous employer and the Company's supplier of Peterbilt trucks, in consideration for his remaining in the employ of Paccar. In connection with the hiring of Mr. Gorup by the Company, the Company paid such amount to Mr. Gorup to compensate him for his loss. Such amount is not included herein.

STOCK OPTION GRANTS IN FISCAL 1997

         The following table provides certain information related to options granted by the Company to the named executive officers during fiscal 1997 pursuant to the Incentive Plan.




                                   INDIVIDUAL GRANTS                                           POTENTIAL REALIZABLE
                              ------------------------------                                     VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF
                                                  % OF TOTAL                                        STOCK PRICE
                               NUMBER OF           OPTIONS                                       APPRECIATION FOR
                               SECURITIES         GRANTED TO    EXERCISE OR                      OPTION TERM(1)(2)
                           UNDERLYING OPTIONS    EMPLOYEES IN    BASE PRICE     EXPIRATION   ---------------------------
 NAME                         GRANTED (#)        FISCAL 1997       ($/SH)          DATE        5% ($)           10% ($)
 ----                         -----------        -----------    ------------   ------------  ---------         ---------
 W. Marvin Rush  . . .           18,750             22.25           8.63         3/24/07      101,625             257,813
 W. M. "Rusty" Rush  .           10,957             13.00           8.63         3/24/07       59,387             150,659
 David C. Orf  . . . .           10,957             13.00           8.63         3/24/07       59,387             150,659
 Brent Hughes  . . . .           7,933               9.41           8.63         3/24/07       42,997             109,079
 Daryl J. Gorup  . . .             0                  --           --               --              --              --

-------------------------

(1) The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefor is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information related to options exercised by the named executive officers of the Company during fiscal 1997 and the number and value of options held at fiscal year end.




                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-
                                                              UNDERLYING UNEXERCISED           THE-MONEY OPTIONS AT
                          SHARES ACQUIRED                     OPTIONS AT FY-END (#)                 FY-END($)
                            UPON OPTION        VALUE       ----------------------------   -----------------------------
          NAME             EXERCISE (#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
    ----------------       ------------     -----------    -----------    -------------    -----------    -------------
  W. Marvin Rush  . . . .        0               --            --            18,750            --               0
  W. M. "Rusty" Rush             0               --            --            10,957            --               0
  David C. Orf  . . . . .        0               --            --            10,957            --               0
  Brent Hughes  . . . . .        0               --            --             7,933            --               0
  Daryl J. Gorup  . . . .        0               --            --              --              --              --


------------------

EMPLOYEE BENEFIT PLANS

         Incentive Plan

         In April 1996, prior to the initial public offering of the Company's Common Stock, the Board of Directors and shareholders adopted the Rush Enterprises, Inc. Long-Term Incentive Plan (the "Incentive Plan"). For a description of the Incentive Plan, see "Proposal No. 2: Proposal to Approve the Company's Long-Term Incentive Plan" on page four of this Proxy Statement.

         401(k) Plan and Other Employee Benefits

         The Company provides a 401(k) Plan to its employees in California (the "California 401(k) Plan") and in the other areas of its operations (the "Principal 401(k) Plan"). The plans provide that employees who have completed at least one year of service and attain the age of 21 are eligible to participate, subject to certain other conditions. Eligible participants under the Principal 401(k) Plan may elect to defer receipt of up to a maximum of 10% of their annual compensation (up to a maximum dollar amount established in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended) and have such deferred amounts contributed to the Principal 401(k) Plan. The Company makes matching contributions under the Principal 401(k) Plan equal to 25% each year, with such participants always being 100% vested in their own contributions, and with employer contributions vesting over a five-year period. Under the California 401(k) Plan, the Company contributes an amount equal to 2.5% of the eligible employee's compensation and participating employees do not make contributions. The aggregate amount of the Company's contributions for 1997 under these plans was $366,000 of which amount $2,375 was for the account of W. Marvin Rush. Eligible employees in California are also entitled to contribute to a separate 401(k) plan to which the Company does not make any matching contributions.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

         The Company has entered into employment agreements with W. Marvin Rush, W. M. "Rusty" Rush and Robin M. Rush which each provides a four-year term, subject to automatic extension for an additional one year on each anniversary of the agreements. These employment agreements are subject to early termination as provided therein, including termination by the Company for "cause" (as defined in the employment agreements) or termination by W. Marvin Rush, W. M. "Rusty" Rush or Robin M. Rush, as applicable, for "good reason" (as defined in the employment agreements). The employment agreements provide for minimum annual base salaries as follows: W. Marvin Rush -- $525,000, W. M. "Rusty" Rush -- $150,000 and Robin M. Rush -- $108,000. In 1997, W.M. "Rusty"
Rush and Robin M. Rush received a base salary of $161,375 and $118,500, respectively. The employment agreements also provide for bonuses at the discretion of the Compensation Committee of the Board.

         The employment agreements with W. Marvin Rush, W. M. "Rusty" Rush and Robin M. Rush provide that if the Company terminates their employment without cause (including the Company's election to not extend the employment agreements at any renewal date) or within two years of a change in control, or if they resign their employment for "good reason" (as defined in the employment agreements), they will be entitled to receive, at their election, either a lump-sum payment in the amount equal to their base salary for the unexpired term of their agreements or continuation of their base salary and benefits through the unexpired term of their agreements. A change of control is deemed to have occurred if (i) more than 30% of the combined voting power of the Company's then outstanding securities is acquired, directly or indirectly, or
(ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction), or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all of the Company's assets.

         The Company has also entered into employment agreements with David C. Orf and Brent Hughes, which provide for minimum annual base salaries as follows: David C. Orf -- $129,000, and Brent Hughes -- $131,400. In 1997, Mr. Hughes and Mr. Orf received a base salary of $136,825 and $137,750, respectively. The employment agreements also provide for incentive bonuses at the discretion of the Compensation Committee of the Company. The employment agreements are terminable by the Company upon 12 months' prior written notice or, in lieu thereof, immediately terminable upon the payment to the employee of 12 months of his then effective base salary and an amount equal to a percentage of the bonus received by the employee during the preceding year, with such percentage determined according to the number of years of service of the employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during 1997 were Joseph M. Dunn and Ronald J. Krause. In addition to Mr. Dunn and Mr. Krause, John D. Rock was appointed as a member of the Compensation Committee in April 1997.

PERFORMANCE GRAPH

         The Company's Common Stock has been traded publicly since June 6, 1996. Prior to such date, there was no established market for its Common Stock. The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock from June 7, 1996, through December 31, 1997, to the Standard Poor's 500 Stock Index and to a Peer Group of other public companies over the same period. The Peer Group is comprised of the following companies: Cross Continent Auto Retailers, Inc., Holiday RV Superstores, Inc., Lithia Motors, Inc., Paccar, Inc., Travis Boats & Motors, Inc., United Auto Group, Inc. and Werner Enterprises, Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN


                                   [GRAPH]


Returns Index For:         06/07/96  09/30/96   12/31/96    06/30/97   12/31/97
------------------         --------  --------   --------    --------   --------
Rush Enterprises, Inc.      100.0        87.5        85.7       44.6      57.1
S&P 500 Stocks              100.0       102.8       111.5      134.5     148.9
Peer Group                  100.0       112.5       128.4      153.3     173.3


         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were complied with, with the exception of the following: Ernest N. Bendele, John Hiltabiddle, Brent Hughes, B.J. Janner, Ronald J. Krause, J.M. Spike (Lowe), David C. Orf, John D. Rock, Robin M. Rush, W.M. (Rusty) Rush, W. Marvin Rush, Donald Teague and Ralph West each failed to file a Form 4, each of which represented a single stock option acquisition transaction; Daryl J. Gorup failed to file a Form 5, which represented eight open market acquisition transactions; Ernest N. Bendele failed to file a Form 3 in 1996; and Ronald J. Krause filed a Form 4 late, which represented a single open market transaction.


                              CERTAIN TRANSACTIONS

         Under Article 21.14 of the Texas Insurance Code ("TIC"), every officer, director and shareholder of a corporation licensed to act as a local recording agent must be individually licensed to act as an insurance agent. An insurance agent is required to be a resident of the State of Texas and pass an examination for a local recording insurance agent's license. W. Marvin Rush, Chairman of the Board and Chief Executive Officer of the Company, is licensed to act as an insurance agent in the State of Texas and is therefore qualified to act as the shareholder, director and officer of Associated Acceptance, Inc. ("AA"), the corporation currently affiliated with the Company that is licensed to act as a local recording agent. The Company has acquired as a wholly-owned subsidiary, a managing general agent (the "MGA") licensed under Article 21.07-3 of the TIC to manage all of the operations of AA. In addition to managing AA, the MGA is qualified to receive any and all commission income which is otherwise payable to AA. The MGA, Mr. Rush and AA have entered into agreements pursuant to which (i) the MGA manages all operations of AA, (ii) all of the income of AA is transferred to MGA, (iii) the Company transfers such funds to AA as are necessary for its operation, and (iv) Mr. Rush has granted the MGA the right to transfer legal ownership of the shares of capital stock of AA to a properly licensed local recording agent of MGA's choice in the event of any attempted disposition of such shares by Mr. Rush, including death, divorce, voluntary transfer, pledge or otherwise. Mr. Rush continues to own all of the outstanding stock of AA, subject to his agreements with MGA prohibiting the transfer of such capital stock.


                       PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1999 must be received by the Company, addressed to the Secretary of the Company at P. O. Box 34630, San Antonio, Texas 78265, no later than December 7, 1998, to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                        By order of the Board of Directors,



                                        ROBIN M. RUSH
                                        Corporate Secretary


San Antonio, Texas
April 13, 1998

                                   EXHIBIT A


                             RUSH ENTERPRISES, INC.

                            LONG-TERM INCENTIVE PLAN



                              ARTICLE I:  GENERAL

         SECTION 1.1 Purpose of the Plan. The Long-Term Incentive Plan (the "Plan") of Rush Enterprises, Inc. (the "Company") is intended to advance the best interests of the Company, its subsidiaries and its shareholders in order to attract, retain and motivate employees by providing them with additional incentives through (i) the grant of options ("Options") to purchase shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), (ii) the grant of stock appreciation rights ("Stock Appreciation Rights"), (iii) the award of shares of restricted Common Stock ("Restricted Stock") and (iv) the award of units payable in cash or shares of Common Stock based on performance ("Performance Awards"), thereby increasing the personal stake of such employees in the continued success and growth of the Company.

         SECTION 1.2 Administration of the Plan. (a) The Plan shall be administered by the Compensation Committee or other designated committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors") which shall consist of at least two Outside Directors. The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, to establish performance criteria in respect of Awards (as defined herein) under the Plan, to certify that Plan requirements have been met for any participant in the Plan, to submit such matters as it may deem advisable to the Company's shareholders for their approval, and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. The Committee is expressly authorized to adopt rules and regulations limiting or eliminating its discretion in respect of certain matters as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law rule, or regulation. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants.

         For purposes of this Plan, "Outside Director" shall mean a non-employee director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Committee shall designate the eligible employees, if any, to be granted Awards and the type and amount of such Awards and the time when Awards will be granted. All Awards granted under the Plan shall be on the terms and subject to the conditions determined by the Committee consistent with the Plan.

         SECTION 1.3 Eligible Participants. Employees, including officers, of the Company and its subsidiaries (all such subsidiaries being referred to as "Subsidiaries") shall be eligible for Awards under the Plan.

         SECTION 1.4 Awards Under the Plan. Awards to employees may be in the form of (i) Options, (ii) Stock Appreciation Rights, which may be issued independent of or in tandem with Options, (iii) shares of Restricted Stock,
(iv) Performance Awards, or (v) any combination of the foregoing (collectively, "Awards").

         SECTION 1.5 Shares Subject to the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall be 650,000. In addition, as of January 1 of each year the Plan is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the Plan, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the preceding year (or, for 1996, as of the commencement of the Plan), the number of shares that may be issued under the Plan shall be increased by an amount such that the total number of shares of Common Stock available for issuance under the Plan equals 5% of the total number of shares of Common Stock outstanding, not including any shares issued under the

Plan. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors.

         If any Award under the Plan shall expire, terminate or be cancelled (including cancellation upon an Option holder's exercise of a related Stock Appreciation Right) for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised or forfeited Award shall not count against the above limits and shall again become available for Awards under the Plan (unless the holder of such Award received dividends or other economic benefits with respect to such Award, which dividends or other economic benefits are not forfeited, in which case the Award shall count against the above limits). Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy Federal, state or local tax liability, shall count against the above limits. Only the number of shares of Common Stock actually issued upon exercise of a Stock Appreciation Right shall count against the above limits, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for Awards under the Plan. Cash exercises of Stock Appreciation Rights and cash settlement of other Awards will not count against the above limits.

         The aggregate number of shares of Common Stock subject to Options or Stock Appreciation Rights that may be granted to any one participant in any one year under the Plan shall be 100,000. The aggregate number of shares of Common Stock that may be granted to any one participant in any one year in respect of Restricted Stock shall be 100,000. The aggregate number of shares of Common Stock that may be received by any one participant in any one year in respect of a Performance Award shall be 100,000 and the aggregate amount of cash that may be received by any one participant in any one year in respect to a Performance Award shall be $500,000.

         The total number of Awards (or portions thereof) settled in cash under the Plan, based on the number of shares covered by such Awards (e.g., 100 shares for a Stock Appreciation Right with respect to 100 shares), shall not exceed a number equal to (i) the number of shares initially available for issuance under the Plan plus (ii) the number of shares that have become available for issuance under the Plan pursuant to the first paragraph of this
Section 1.5.

         The aggregate number of shares of Common Stock that are available under the Plan for Options granted in accordance with Section 2.4(i) ("ISOs") is 650,000, subject to adjustments as provided in Section 5.2 of the Plan.

         SECTION 1.6 Other Compensation Programs. Nothing contained in the Plan shall be construed to preempt or limit the authority of the Board of Directors to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Board of Directors (i) to grant incentive awards for proper corporate purposes otherwise than under the Plan to any employee, officer, director or other person or entity or (ii) to grant incentive awards to, or assume incentive awards of, any person or entity in connection with the acquisition (whether by purchase, lease, merger, consolidation or otherwise) of the business or assets (in whole or in part) of any person or entity.

            ARTICLE II:  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         SECTION 2.1 Terms and Conditions of Options. Subject to the following provisions, all Options granted under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

         (a) Option Price. The option price per share shall be determined by the Committee, except that in the case of an Option granted in accordance with Section 2.4(i) the option price per share shall not be less than the fair market value of a share of Common Stock (as determined by the Committee) on the date the Option is granted (other than in the case of substitute or assumed Options to the extent required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant).

         (b) Term of Option. The term of an Option shall be determined by the Committee, except that in the case of an ISO the term of the Option shall not exceed ten years from the date of grant, and, notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

         (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. Unless the Option grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Options held by any optionee. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

         (d) Payment for Shares. The Committee may authorize payment for shares as to which an Option is exercised to be made in cash, shares of Common Stock, a combination thereof, by "cashless exercise" or in such other manner as the Committee in its discretion may provide.

         (e) Shareholder Rights. The holder of an Option shall, as such, have none of the rights of a shareholder.

         (f) Termination of Employment. The Committee shall have discretion to specify in the Option grant, or, with the consent of the optionee, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Option, during which the Option may be exercised following the optionee's termination of employment.

         SECTION 2.2 Stock Appreciation Rights in Tandem with Options. (a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant Stock Appreciation Rights ("Tandem SARs") with respect to all or any portion of the shares of Common Stock covered by such Option. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the optionee.

         (b) Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount (the "Appreciation") equal to the difference between the option price per share of the Option to which the Tandem SAR relates and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Tandem SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Tandem SAR.

         SECTION 2.3 Stock Appreciation Rights Independent of Options. Subject to the following provisions, all Stock Appreciation Rights granted independent of Options ("Independent SARs") under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

         (a) Exercise Price. The exercise price per share shall be determined by the Committee on the date the Independent SAR is granted.

         (b) Term of Independent SAR. The term of an Independent SAR shall be determined by the Committee, and, notwithstanding any other provision of this Plan, no Independent SAR shall be exercised after the expiration of its term.

         (c) Exercise of Independent SARs. Independent SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Independent SAR grant. Unless the Independent SAR grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Independent SARs held by any participant. Upon exercise of an Independent SAR, the holder shall receive, for each share specified in the Independent SAR grant, an amount (the "Appreciation") equal to the difference between the exercise price per share specified in the Independent SAR grant and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Independent SAR. The Appreciation shall be payable in cash,

Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Independent SAR.

         (d) Shareholder Rights. The holder of an Independent SAR shall, as such, have none of the rights of a shareholder.

         (e) Termination of Employment. The Committee shall have discretion to specify in the Independent SAR grant, or, with the consent of the holder, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Independent SAR, during which the Independent SAR may be exercised following the holder's termination of employment.

         SECTION 2.4 Statutory Options. Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant
(i) ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant, including, if then applicable, limits with respect to minimum exercise price, duration and amounts and special limitations applicable to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate. Options granted pursuant to this Section 2.4 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Stock Appreciation Rights), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment. If an Option intended to be an ISO ceases or is otherwise not eligible to be an ISO, such Option (or portion thereof necessary to maintain the status of the remaining portion of the Option as an ISO) shall remain valid but be treated as an Option other than an ISO.

                         ARTICLE III:  RESTRICTED STOCK

         SECTION 3.1 Terms and Conditions of Restricted Stock Awards. Subject to the following provisions, all Awards of Restricted Stock under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

         (a) Restricted Stock Award. The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock, and the date or dates on which the Restricted Stock will vest. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine in accordance with the provisions hereof. Performance objectives will be based on increases in share prices, operating income, net income or cash flow thresholds, return on common equity or any combination of the foregoing.

         (b) Restrictions on Transfer. Stock certificates representing the Restricted Stock granted to an employee shall be registered in the employee's name. Such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the employee shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. No share of Restricted Stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event of an employee's termination of employment before all the employee's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the employee shall be returned to the employee. At the time Restricted Stock vests (and, if the employee has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee or the employee's estate, free of all restrictions.

         (c) Accelerated Vesting. Notwithstanding the vesting conditions set forth in the Restricted Stock Award, unless the Restricted Stock grant specifies otherwise, the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock.

                        ARTICLE IV:  PERFORMANCE AWARDS

         SECTION 4.1 Terms and Conditions of Performance Awards. The Committee shall be authorized to grant Performance Awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

         (a) Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which the performance goal of such Performance Award shall be measured. The performance period for a Performance Award shall be established prior to the time such Performance Award is granted and may overlap with performance periods relating to other Performance Awards granted hereunder to the same employee.

         (b) Performance Objectives. The Committee shall establish a minimum level of acceptable achievement for the holder at the time of each Award. Each Performance Award shall be contingent upon future performances and achievement of objectives described either in terms of Company-wide performance or in terms that are related to performance of the employee or of the division, subsidiary, department or function within the Company in which the employee is employed. The Committee shall have the authority to establish the specific performance objectives and measures applicable to such objectives. Such objectives, however, shall be based on increases in share prices, operating income, net income or cash flow thresholds, sales results, return on common equity or any combination of the foregoing.

         (c)     Size, Frequency and Vesting.   The Committee shall have the
authority to determine at the time of the Award the maximum value of a Performance Award, the frequency of Awards and the date or dates when Awards vest.

         (d) Payment. Following the end of each performance period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. If at the end of the performance period the specified objectives have been attained, the employee shall be deemed to have fully earned the Performance Award. If the employee exceeds the specified minimum level of acceptable achievement but does not fully attain such objectives, the employee shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total Award, as determined by the Committee. If a Performance Award is granted after the start of a performance period, the Award shall be reduced to reflect the portion of the performance period during which the Award was in effect. Unless the Award specifies otherwise, including restrictions in order to satisfy the conditions under Section 162(m) of the Code, the Committee may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate, as determined by the Committee.

         (e) Termination of Employment. A recipient of a Performance Award who, by reason of death, disability or retirement, terminates employment before the end of the applicable performance period shall be entitled to receive, to the extent earned, a portion of the Award which is proportional to the portion of the performance period during which the employee was employed. A recipient of a Performance Award who terminates employment for any other reason shall not be entitled to any part of the Award unless the Committee determines otherwise; however, the Committee may in no event pay the employee more than that portion of the Award which is proportional to his or her period of actual service.

         (f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, unless the Award specifies otherwise, the Committee may in its discretion at any time accelerate vesting of the Award or otherwise waive or amend any conditions (including but not limited to performance objectives) in respect of a Performance Award.

         (g) Shareholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a shareholder.

                       ARTICLE V:  ADDITIONAL PROVISIONS

         SECTION 5.1 General Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         SECTION 5.2 Adjustments for Changes in Capitalization. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin- offs, or other similar changes in capitalization, or any distribution to shareholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including shares available for ISOs), in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.

         In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

         SECTION 5.3 Amendments. (a) The Board of Directors may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no such action of the Board of Directors without approval of shareholders of the Company may (i) increase the total number of shares of Common Stock available under Section 1.5 for the implementation of Awards under the Plan except as contemplated in Section 5.2,
(ii) materially modify the requirements as to eligibility for participation under the Plan or (iii) otherwise materially increase the benefits to participants under the Plan.

         (b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

         SECTION 5.4 Cancellation of Awards. Any Award granted under the Plan may be cancelled at any time with the consent of the holder and a new Award may be granted to such holder in lieu thereof, which Award may, in the discretion of the Committee, be on more favorable terms and conditions than the cancelled Award.

         SECTION 5.5 Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy any Federal, state or local withholding tax liability ("Withholding Tax") prior to the delivery of any certificate for such shares (or remainder of shares if Common Stock is retained to satisfy such tax liability). Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

         Whenever Common Stock is so retained or surrendered to satisfy Withholding Tax, the value of shares of Common Stock so retained or surrendered shall be determined by the Committee, and the value of shares of Common Stock so sold shall be the net proceeds (after deduction of commissions) received by the Company from such sale, as determined by the Committee.

         SECTION 5.6 Non-assignability. Except as expressly provided in the Plan, no Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. During the life of the holder, Awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

         SECTION 5.7 Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the form, amount and timing of such Awards; the terms and provisions of such Awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         SECTION 5.8 No Guarantee of Employment. The grant of an Award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board of Directors to nominate any director for reelection by the Company's shareholders.

         SECTION 5.9 Duration and Termination. (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no ISO (within the meaning of Section 422 of the Code) shall be granted under the Plan ten (10) years after the effective date of the Plan, but Awards granted prior to such date may extend beyond such date, and the terms of this Plan shall continue to apply to all Awards granted hereunder.

         (b) The Board of Directors may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

         SECTION 5.10 Effective Date. The Plan shall be effective as of April 1, 1996.

                             RUSH ENTERPRISES, INC.

            PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- MAY 20, 1998


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Please mark, sign, date and return in the enclosed envelope.

           The undersigned shareholder of Rush Enterprises, Inc. (the "Company"
  P    hereby appoints Robin M. Rush and Martin A. Naegelin, Jr., or each of
  R    them, proxies of the undersigned with full power of substitution to vote
  O    at the Annual Meeting of Shareholders of the Company to be held on
  X    Wednesday, May 20, 1998, at 10:00 a.m., Central Standard Time, at the
  Y Plaza Club, Frost National Bank Building, 100 West Houston St., 21st Floor, San Antonio, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally) present:


       (1)   ELECTION OF DIRECTORS

             [ ]      FOR                 [ ]     WITHHOLD AUTHORITY
             all nominees listed below    to vote for all nominees listed below
             (except as marked below)

             W. Marvin Rush            W.M. "Rusty" Rush       Robin M. Rush

             John D. Rock              Joseph M. Dunn          Ronald J. Krause

       INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                      DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

       (2)   PROPOSAL TO APPROVE THE COMPANY'S LONG TERM INCENTIVE PLAN

             [ ]  FOR                  [ ]  AGAINST            [ ]  ABSTAIN

       (3) PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

             [ ]  FOR                  [ ]  AGAINST            [ ]  ABSTAIN

       (4) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof;

             all as more particularly described in the Proxy Statement dated April 13, 1998, relating to such meeting, receipt of which is hereby acknowledged.

                 This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.




                                     ----------------------------------------




                                     ----------------------------------------
                                            Signature of Shareholder(s)


                                     Please sign your name exactly as it
                                     appears hereon.  Joint owners must each
                                     sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.

                                     Dated                        , 1998.
                                           -----------------------




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